DISTRIBUTOR AGREEMENT

     This Agreement is made effective as of the 15th day of March, 1996 ("Effective Date"), by and between Possis Medical, Inc., a corporation organized and existing under the laws of the State of Minnesota and located at 2905 Northwest Blvd., Minneapolis, Minnesota 55441-2644 ("PMI") and Baxter Healthcare Corporation, a company organized under the laws of the State of Delaware, acting through its Edwards CVS Division, with offices located at 17221 Red Hill Avenue, Irvine, California 92714 ("Distributor" or "Baxter")

                                   WITNESSETH

     WHEREAS, PMI is engaged in the business of developing, manufacturing, and marketing medical devices and desires that the sale and use of its products be actively promoted worldwide; and

     WHEREAS, PMI has developed a coronary bypass graft known as the Perma-Flow Coronary Bypass Graft ("Perma-Flow Graft" or "Graft"), as further described in Exhibit A hereto; and

     WHEREAS, Baxter is a well-known company in the medical field, with experience and expertise in the commercialization and distribution of medical devices; and

     WHEREAS, Baxter has an organization capable of commercializing medical devices such as the Perma-Flow Graft; and

     WHEREAS, PMI desires to engage Baxter to purchase, promote and resell the Perma-Flow Graft worldwide, subject to specified restrictions; and

     WHEREAS, Baxter desires to obtain rights to purchase, promote and resell the Perma-Flow Graft in exchange for assumption of specified obligations, including payment of cash consideration at the inception of this Agreement;

     NOW, THEREFORE, in consideration of the mutual premises, obligations and covenants contained herein, the parties agree as follows:

I. Appointment

     A. Subject to the terms and  conditions  contained in this  Agreement,  PMI
hereby  appoints  Baxter  as  its  exclusive  independent   distributor  of  the
Perma-Flow Graft worldwide. PMI shall not appoint any other agents, representatives, or distributors for the purpose of selling the Perma-Flow Graft, nor shall it sell or distribute the Perma-Flow Graft directly, by itself or through any subsidiary or affiliate, except as provided herein.

     B. Notwithstanding the appointment of Baxter as its exclusive worldwide distributor of the Perma-Flow Graft, the parties agree that the right to distribute the Perma-Flow Graft in Germany, Spain, Switzerland, Norway, Denmark, Greece, Italy, the United Kingdom, France, The Netherlands, Luxembourg, Belgium, Canada and Japan shall be granted within 90 days of execution of this Agreement.

     C. Notwithstanding the appointment of Baxter as its exclusive worldwide distributor of the Perma-Flow Graft, PMI expressly reserves the right to sell the Perma-Flow Graft directly to clinical study sites in the United States for the purpose of supporting clinical studies necessary to obtain regulatory approvals in the United States. In the event that Baxter elects not to sell a Graft or Grafts to any clinical site outside of the United States for the purpose of supporting clinical studies necessary for regulatory approvals in the United States or in countries other than the United States, then such sale may be made directly by PMI.

     D. Baxter's exclusive distribution rights, as defined in this Agreement, shall extend to improvements to the Perma-Flow Graft developed during the term of this Agreement and to related products developed by PMI during the term of this Agreement, as defined in Exhibit A hereto.

     E. In addition to the distribution rights granted herein, Baxter shall retain a right of first refusal on any transfer of PMI ownership of the Perma-Flow Graft to a third party during the term of this Agreement and for six
(6) months following its termination pursuant to Section XII(C) herein.

II. Cash Consideration

     A. As partial consideration for the rights granted in this Agreement, Baxter agrees to pay clinical research grants to PMI as follows:

     (i) $200,000.00 within five (5) business days of execution of this Agreement.

     (ii) $200,000.00 on the first anniversary of the execution of this Agreement; and

     (iii) $200,000.00 on the second anniversary of the execution of this Agreement.

     B. In the event that PMI terminates this Agreement pursuant to Section XII(C) herein prior to the expiration of the initial three-year term of this Agreement, PMI shall refund all clinical research grants paid by Baxter up to the date of termination.

     C. In the event that Baxter terminates this Agreement pursuant to Section XII(C) herein prior to expiration of the initial three-year term of this Agreement, PMI shall have no obligation to refund any clinical research grants paid by Baxter and Baxter shall not be obligated to make any further payment to PMI.

III.  Obligations of Distributor

     Baxter shall use commercially reasonable efforts to promote the sale and use of the Perma-Flow Graft worldwide, and shall, among other requirements:

     A. Purchase the Perma-Flow Graft pursuant to the terms contained herein on a timely basis and in such quantities as to maintain a high level of customer service and support;

     B. Advertise and promote the Perma-Flow Graft by such methods as in Baxter's judgment are best suited for the sale of such a product, including without limitation the advertisement and promotion in trade shows;

     C. Use commercially reasonable efforts to provide its customers with training and instruction on the proper use of the Perma-Flow Graft;

     D. Respond to customer inquiries and complaints on a timely basis and provide such assistance and information as are reasonably requested;

     E. Return any defective products to PMI for credit or replacement, as Baxter shall determine;

     F. Meet with PMI on a quarterly basis in order to keep PMI informed of pertinent events and competing products having an impact upon the Perma-Flow Graft's marketability, including but not limited to, forecasts as to future sales.

     G. Inform PMI promptly upon discovery of any defect, customer problem, claim or threatened claim regarding the use of the Perma-Flow Graft, and any violation of the law involving the Perma-Flow Graft;

     H. Maintain and provide PMI, on a quarterly basis, with such information as is reasonably requested by PMI as necessary to track product use and location and to comply with all applicable governmental regulations;

     I. Maintain, at its own expense, such office space and facilities, and hire and train such personnel, as may be required to carry out its obligations under this Agreement;

     J. At Baxter's option, Baxter may use PMI's current sales materials, or develop promotional literature, including product brochures and other sales aids for the Perma-Flow Graft, which shall be subject to prior written approval of PMI as to the accuracy of the text;

     K. Baxter has no authority to appoint any subagent, subdistributor or other person to promote the sale of the Perma-Flow Graft or to otherwise perform any of its obligations hereunder without full disclosure to and the consent of PMI, said consent not to be unreasonably withheld, unless sales through distributors or subdistributors is customary country practice and Baxter notifies PMI prior to commencement of sales in that country, in which case consent of PMI shall not be required;

     L. Comply with all requirements in the countries in which the Perma-Flow Graft is sold relating to the reporting of adverse reactions suffered by end users of the Perma-Flow Graft, and will promptly report all such instances to

PMI, specifying the date, time and nature of the occurrence, the customer's name and address, the product sold (including batch number if available) and any other relevant information which PMI may reasonably request.

IV.  Obligations of PMI

     In supplying Baxter with the Perma-Flow Graft, PMI shall:

     A. Fulfill Baxter's reasonable purchase requests; provided, however, that PMI shall not be liable in any way for failure to ship or for any delay in shipment caused by events or circumstances beyond PMI's control;

     B. Keep Baxter informed of new products and policies; and

     C. Provide Baxter with product information and product use training as is reasonably appropriate and mutually agreed to by the parties;

     D. Provide finished products (labeled, packaged and sterilized); the product labeling shall also include the statement, "Manufactured by Possis Medical, Inc." and "Manufactured for Baxter Healthcare Corporation".

     E. Issue a credit or refund to Baxter for, or replace at no charge to Baxter, all defective or otherwise unmerchantable Grafts returned by Baxter, or returned by the customers to Baxter and subsequently returned to PMI by Baxter, within 30 days of return to PMI and provide Baxter with written reports of evaluation of such Grafts, and bear responsibility for all costs associated with such Grafts including any regular surface freight charge.

     F. Comply with all applicable requirements in the countries in which the Perma-Flow Graft is sold relating to the reporting of adverse reactions suffered by end users of the Perma-Flow Graft, and will promptly report all such instances to Baxter, specifying the date, time, and nature of the occurrence, the customer's name and address, the Graft (including batch number if available) and any other relevant information which Baxter may reasonably request.

     G. Inspect all Grafts for compliance with Specifications in accordance with PMI quality control standards and systems.

     H. Replace any obsolete inventory resulting from changes made to Grafts by PMI.

V.  Registration of Products;  Import and Export Restrictions

     A. Baxter shall, at its own expense, pay for all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the products it purchases. Baxter understands that PMI is subject to regulation by agencies of the United
States government, including the United States Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Baxter warrants that it will comply in all respects with the export and re-export restrictions set forth in the export license for every product shipped to Baxter under this Agreement.

     B. PMI shall retain all rights and obligations associated with governmental and other regulatory approvals and shall use its best efforts to obtain required approvals in any country in which PMI and Baxter determine a reasonable commercial opportunity exists. PMI retains the right to work with clinical sites outside of the United States for the purpose of conducting clinical trials to support regulatory submissions, including providing Grafts free of charge for the limited purpose of conducting clinical trials or completing other regulatory requirements.

     C. In the event of termination of this Agreement, Baxter shall cooperate with PMI and do whatever is reasonably necessary to ensure that any required transfer of registration is effectuated as between PMI and a replacement distributor.

VI.  Minimum Purchase Requirements

     A. Baxter agrees to purchase annual minimum quantities of Perma-Flow Grafts reviewed on a quarterly basis during the term of this Agreement as follows:

                  Year One:   A total of 365 Grafts
                  Year Two:   A total of 690 Grafts
                  Year Three: A total of 1320 Grafts

     B. The parties understand that the Perma-Flow Graft is still early in clinical trials. The parties agree, during the first ninety (90) days of this Agreement, to establish quarterly minimum quantities such that a twelve (12) month quarterly purchase forecast is in place at all times, consistent with the annual minimum quantities provided above. The parties further agree to review and revise if mutually agreed such minimum purchase quantities on a quarterly basis.

     C. All orders for Products submitted by Baxter shall be initiated by written purchase orders sent to PMI and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally or by facsimile if a confirmational written purchase order is received by PMI within five (5) days after said oral or facsimile order. No order beyond the minimum purchase requirements imposed herein shall be binding upon PMI until accepted by PMI in writing, and PMI shall have no liability with respect to purchase orders that are not accepted. PMI shall use its reasonable best efforts to notify Baxter of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within five (5) days after receipt of the purchase order. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. PMI shall use its reasonable best efforts to deliver products at the times specified either in its quotation or in its written acceptance of purchase orders. Baxter's purchase orders submitted to PMI from time to time with respect to products to be purchased hereunder shall be governed by the terms of this Agreement, and nothing contained in any such purchase order shall in any way modify such terms of purchase or add any additional terms or conditions.

VII.  Prices

     A. The purchase price to Baxter for each Perma-Flow Graft during the first year of this Agreement shall be One Thousand Dollars ($1,000.00). Beginning with Year Two of the Agreement, the purchase price shall be Sixty Percent (60%) of the Average Sales Price of the Graft during Year One of the Agreement. Beginning with Year Three of the Agreement, the purchase price shall be Sixty Percent (60%) of the Average Sales Price of the Graft during Year Two of the Agreement. Notwithstanding the above, in no event shall the purchase price be below Eight Hundred Dollars ($800.00) per Graft.

     B. All prices are F.O.B. PMI's Minnesota manufacturing facility and do not include any foreign, federal, state or local sales, use, excise or value added tax that may be applicable. When PMI has the legal obligation to collect such taxes, the appropriate amount shall be added to Baxter's invoice and paid by Baxter unless Baxter provides PMI with a valid tax exemption certificate authorized by the appropriate taxing authority.

VIII.  Payment Terms

     Full payment (including any freight, taxes or other applicable costs initially paid by PMI but to be borne by Baxter pursuant to the terms hereof) shall be made by Baxter to PMI within sixty (60) days of the date of shipment. Payment shall be in United States Dollars. Baxter shall pay all of PMI's costs and expenses (including reasonable attorneys' fees) to enforce and preserve PMI's rights under this Section VIII.


IX. Shipping Terms,  Shipment Date

     A.  In  all  cases,   title,  risk  of  loss  and  all  responsibility  for
transportation, insurance and storage shall pass from PMI to Baxter upon shipment from PMI's plant.

     B. For purposes of this Agreement, "Shipment Date" shall mean the time, in regard to any Perma-Flow Graft, when the Perma-Flow Graft is first shipped FOB PMI's plant. Baxter shall specify a method of transportation and a carrier in writing at the time Baxter submits the purchase order to PMI. If Baxter does not so specify, PMI will determine the method of transportation and the carrier.

X. Guarantee

     A. PMI guarantees that upon obtaining regulatory approval to market and sell the Perma-Flow Graft in the United States, all Perma-Flow Grafts sold to Baxter for sale in the United States as of the date of shipment or delivery are, on such date, not adulterated or misbranded within the meaning of the United States Federal Food, Drug and Cosmetics Act (the "Act") or amendments thereto, and any similar federal, state or local laws or regulations, and not an article which may not, under the provisions of the Act, be introduced into interstate commerce.

XI.  Product Recalls

     A. In the event that PMI recalls any Perma-Flow Graft for any reason, PMI shall so notify Baxter in writing. Baxter shall, immediately upon receipt of such notice, give notice of the recall to each customer to which it has sold, along with the instructions, if any, delivered by PMI relating to the recall.

     B. Baxter shall assist PMI in giving effect to the recall. PMI shall bear all costs and expenses of a recall caused by its manufacturing, design, packaging, labeling or other issues caused by acts of PMI that potentially affect the safety, use or efficacy of the Perma-Flow Grafts including, without limitation, obligations to third parties, costs of notifying customers and costs associated with the shipment of recalled Perma-Flow Grafts from customers to Baxter or PMI, and replacement of such products. Baxter shall, however, bear all costs of any recall caused by its misrepresentations or other acts causing a recall to occur.

     C. In the event that Baxter desires to recall any Perma-Flow Graft for a reason caused by acts or omissions of Baxter, Baxter shall notify PMI prior to said recall and shall bear all costs associated with such recall.

XII.  Term and Termination

     A. This Agreement shall commence on the Effective Date and be valid for a term of three years. At the end of the fixed term, this Agreement shall terminate automatically without notice unless prior to that time the term of this Agreement is extended by mutual written consent of the parties. The parties expressly agree that it is not their intent that this Agreement shall be of indefinite duration.

     B. This Agreement may be terminated by either party immediately in the event that: (i) the other party should become insolvent; (ii) the other party is found guilty of any fraudulent act; or (iii) operation of local law invalidates this Agreement.

     C, This Agreement may be terminated by either party, for any reason, upon ninety days notice.

     D. This Agreement may be terminated by either party in the event the other party fails to perform any of its obligations hereunder and fails to remedy such nonperformance within thirty (30) days of receiving written notice of nonperformance and demand for cure.

     E. Upon any termination of this Agreement, Baxter shall immediately cease using the name, trademark, service mark, logo or any other reference of or to PMI and shall, at its expense, surrender and deliver to PMI within thirty (30) days, all documents, papers and records which contain confidential information of PMI and all undistributed samples, instruments, equipment, pamphlets, catalogs, booklets, technical information, advertising, demonstration equipment, consigned inventory, selling data and other papers relating to the business of PMI (collectively, the "Sales Materials").

     F. Upon termination of this Agreement by PMI prior to expiration of its three year term, other than pursuant to Section XII(B) or (D) herein, PMI shall accept the return of Baxter's inventory of Perma-Flow Grafts and refund the price Baxter paid, subject to the following conditions;

     1. The returned products must be new and packaged in their original, unopened, unmarked, and unbroken sterile containers;

     2. The returned products must pass inspection by PMI's Quality Department;

     3. Baxter must have complied with all obligations under this Agreement; and

     G. Upon termination of this Agreement by Baxter, PMI shall have no obligation to accept return of Perma-Flow Grafts purchased or ordered by Baxter, provided, however, that Baxter shall have the right to sell its remaining inventory to customers until depleted.

     H. The parties agree to enter into good faith negotiations to consider an extension or modification of this Agreement. Such negotiations shall be initiated no later than six (6) months prior to expiration of the initial three year term provided herein.

XIII.  Warranties and Indemnification

     A. PMI warrants that it possesses good and marketable title to Perma-Flow Grafts sold to Baxter under this Agreement.

     B. PMI hereby indemnifies and agrees to defend and to hold harmless Baxter, its officers, directors, shareholders, employees, parents, successors, affiliates, assigns, customers and users of the Perma-Flow Graft from and against any and all claims, demands, actions, causes of action, liabilities, losses, damages and expenses, including reasonable attorney fees, arising out of or in connection with the design, manufacture, sale or use of the Perma-Flow Graft, or any negligent act or omission of PMI; except to the extent of harm resulting from the mishandling of the Perma-Flow Graft by Baxter, any misrepresentation by Baxter concerning any of the characteristics of the Perma-Flow Graft, or the proper manner of usage or the performance of the Perma-Flow Graft, or any negligent act or omission of Baxter.

     C. Baxter hereby indemnifies and agrees to defend and to hold PMI, its successors, affiliates, assigns, customers and users of the Perma-Flow Graft harmless from and against all claims, liabilities, losses or expenses, including reasonable attorney fees, to the extent of harm resulting from mishandling of the Perma-Flow Graft by Baxter, any misrepresentation by Baxter concerning any of the characteristics of the Perma-Flow Graft, or the proper manner of usage or the performance of the Perma-Flow Graft, or any negligent act or omission of Baxter.

     D. PMI shall defend, indemnify and hold Baxter, its officers, directors, shareholders, employees, parents, successors, affiliates, assigns, customers and users of the Perma-Flow Graft harmless from and against all loss, damage, cost or expense arising out of any claims, demands, actions, causes of action, liabilities, losses, damages and expenses, including reasonable attorney fees, arising out of or in connection with any claim of infringement of patents, trademarks, tradenames, or copyrights, any claim of misappropriation or misuse of trade secrets or information or any similar claim, by reason of the sale or use of the Perma-Flow Graft, other than any such claim, loss, damage, or expense relating to words, symbols, or other material placed on or supplied with the Perm-Flow Graft by or at the request of Baxter. Baxter shall promptly notify PMI of any such claim and may either tender its defense of such claim to PMI or may retain its own counsel without waiving any of its right to indemnification hereunder.

XIV.  Property Rights and Confidentiality

     A. Baxter agrees that PMI owns all right, title, and interest in the Perma-Flow Graft and in all of PMI's patents, trademarks, service marks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Perma-Flow Graft. The use by Baxter of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

     B. PMI agrees that (i) Baxter is the owner of the trademarks and trade names connoting Baxter, Edwards and Edwards CVS; (ii) Baxter may use any of such trademarks and trade names in the promotion and sale of the Products, and (iii) PMI has no right, title or interest in such trademarks and trade names. Should any such use vest in PMI any rights in a trademark, trade name or logo used by Baxter, PMI shall transfer such rights to Baxter or its designee upon request of Baxter.

     C. The Perma-Flow Graft is offered for sale and sold by PMI subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any product. Baxter shall take such appropriate steps with its customers as PMI may request to inform them of these restrictions.

     D. In order to avoid disclosure of confidential and proprietary information ("Information") to any other person, firm or corporation, the parties agree that during the term of this Agreement and for a period of five (5) years from the expiration or termination of this Agreement, each will treat any such information which is received from one another in writing and clearly market "Confidential" or if disclosed orally, which is confirmed in writing as "Confidential" within thirty (30) days of initial disclosure, with the same degree of care that each employs with respect to its own information which it does not desire to have published or disseminated. It is understood that each party shall be liable for any unauthorized disclosure should it fail to safeguard the disclosed information with such care. This obligation shall survive the termination of this Agreement. The parties shall not have any obligation with respect to such information which is:

     1. independently developed by the receiving party without the benefit of the disclosure or is already known to the receiving party at the time of the disclosure, as evidenced by written documentation;

     2. publicly known or becomes publicly known without the wrongful act or breach of this Agreement by the receiving party; or

     3. rightfully received by the receiving party from a third-party who is not under any obligation of confidentiality or trade secret obligation to the originating party.

XV.  Trademarks, Service Marks and Trade Names

     A. During the term of this Agreement, Baxter will have the right to indicate to the public that it is an authorized distributor of the Perma-Flow Graft and to advertise under the trademarks, service marks and trade names that PMI may adopt from time to time (the "PMI Trademarks"). Except as set forth in this Section XV, nothing contained in this Agreement shall grant Baxter any right, title or interest in any PMI Trademark.

     B. All Perma-Flow Grafts sold by PMI to Baxter will bear one or more PMI Trademark and shall bear PMI's labeling. In connection with sales to Baxter's customers, Baxter may indicate that the Perma-Flow Graft is being distributed by Baxter as an authorized distributor but shall not alter, remove, or modify any PMI Trademark, nor affix any other trademark, to any of the products or their packaging without the prior written consent of PMI.

     C. All representations of every PMI Trademark that Baxter intends to use shall first be submitted to PMI for approval of design, color and other details or shall be exact copies of those representations previously approved by PMI hereunder. If any PMI Trademark is to be used in conjunction with another trademark on or in relation to the Perma-Flow Graft, the PMI Trademark shall be presented equally legibly, equally prominently and of greater size than the other, but shall nevertheless be separated from the other trademark so that each appears to be a mark in its own right, distinct from the other mark. Baxter's use of any PMI Trademark shall be conditioned upon the use clearly indicating PMI's ownership of the mark.

     D. Baxter shall immediately notify PMI in writing of any infringement, unauthorized use or challenge to the validity of any PMI Trademark that comes to its attention. Baxter shall, at PMI's request, provide PMI with all reasonable assistance in initiating and prosecuting any legal action against any infringer of any PMI Trademark; provided, however, that all costs incurred in connection with any such trademark infringement action shall be borne by PMI.

     E. Baxter shall obtain PMI's prior written approval for all uses in any publication, including any advertising mailer, literature, promotional item or other such material originated by Baxter, its employees, agents, representatives or associates, which such materials use PMI's name or a PMI Trademark, unless such use has been previously approved by PMI in exactly the form proposed for use again.

XVI.  Patent Infringement

     PMI warrants that the Perma-Flow Graft Products does not violate or infringe upon any validly issued United States Patent or associated right. PMI disclaims all warranties, express or implied, regarding all other intellectual property rights of PMI and third parties related to the Products, except that, as of the date of this Agreement, PMI has no knowledge of any right which would be materially affected by the use of the Perma-Flow Graft.

XVII.  Independent Contractors

     The relationship of Baxter and PMI established by this Agreement is of independent contractors and not agents, and nothing in this Agreement shall be construed:

     A. To give either party the power to direct or control the daily activities of the other party beyond the obligations imposed on Baxter by this Agreement;

     B. To constitute the parties as partners, joint ventures, co-owners or otherwise as participants in joint undertaking; or

     C. To allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. The purchase, promotion, and resale of, or any other legal transactions concerning the Perma-Flow Graft hereunder shall be carried out in the name of and for the account of Baxter as principal, and Baxter shall not enter into any agreement with third persons binding in any way on PMI.

XVIII. No Conflict with Other Contracts

     Each party represents and warrants to the other party that it is not subject to any contractual obligation or restraint which will interfere with its right and ability to perform pursuant to the terms of this Agreement.

     XIX. Compliance with Laws Each party represents and agrees that it is and will remain in compliance with all applicable federal, state and local laws, regulations and orders, including laws of the countries in which Baxter sells products.

XX.  Assignments

     PMI and Baxter may freely assign this Agreement, subject to reasonable notice to the other party.

XXI. Governing Law and Jurisdiction

     This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. The Federal and State courts within the State of Minnesota shall have xclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Baxter hereby expressly consents to the personal jurisdiction of the Federal and State courts within the State of Minnesota and to service of process being effective upon it by registered mail sent to the address set forth at the beginning of this Agreement.

XXII.  Legal Expenses

     The prevailing party in any legal action brought by one party against the other party and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorney's fees.

XXIII.  Entire Agreement; Orders

     This Agreement, including the Exhibits hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions between them. The acceptance by PMI of any order from Baxter is made expressly conditioned upon Baxter's assent to, and PMI agrees to sell the Perma-Flow Graft only on, the terms and conditions contained herein. Every term and condition of Baxter's order in addition to, or not identical with, the terms and conditions contained herein is hereby rejected and shall not be binding on PMI. The terms and conditions contained herein shall be applicable to all sales by PMI, whether or not any purchase or sale form is executed for the particular sale.

XXIV.  Severability

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or invalid, in whole or in part under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

XXV. Notices

     All notices required or permitted hereunder shall be deemed sufficient if given in writing and sent by appropriate overnight or second-day courier with return receipt requested or delivered by hand to the party to whom such notice is required or permitted to be given. Any such notice shall be considered given when received or forty-eight (48) hours after deposit with such courier, whichever is earlier. All notices shall be addressed to party's President at the address set forth for each party on the first page of this Agreement. Either party may change the address to which notice to it is to be given by written notice to the other party.

XXVI.  Amendments and Waivers

     No modification of, or amendment to this Agreement nor any waiver of any rights under this Agreement shall be effective unless in writing and signed by the party to be charged. Failure by either party at any time to require the other party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

XXVII.Subject Headings

     The subject headings of the Sections of this Agreement are included for the
purpose  of  convenience   only  and  shall  not  affect  the   construction  or
interpretation of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above, and this Agreement shall only become effective when it is accepted and executed by PMI at its offices in Minneapolis, Minnesota.


 BAXTER HEALTHCARE CORPORATION               POSSIS MEDICAL, INC.


By: /s/  Anita B. Bessler                    By:  /s/  Robert G. Dutcher
Title:   President                           Title:    President and CEO
Dated:   March 14, 1996                      Dated:    March 12, 1996

EXHIBIT "A" TO DISTRIBUTION AGREEMENT
Description of Possis Perma-Flow Coronary Bypass Graft

     The  Possis   Perma-Flow   Coronary  Bypass  Graft,  for  purposes  of  the
Distribution Agreement between Possis Medical, Inc. and Baxter Healthcare Corporation of which this Exhibit "A" is a part, shall mean:

     1. A vascular graft designed to bypass occluded coronary arteries that is 60cm in length, has a 5mm internal diameter, incorporates an arteriovenous shunt downstream from the coronary anastomosis and a molded silicone venturi-shaped constriction, and is made primarily of e PTFE vascular graft material; and

     2. Any vascular graft designed by PMI and developed during the term of said Distribution Agreement that accomplishes the same or similar functions as the first graft sold to Baxter under said Distribution Agreement and/or is covered by any patent that covers the first graft sold to Baxter under said Distribution Agreement.